UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2024

Achari Ventures Holdings Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40906	86-1671207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Walnut Avenue, Suite 400

Clark, NJ 07066

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 340-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one Redeemable Warrant	AVHIU	N/A*
Common Stock, par value $0.0001 per share	AVHI	N/A*
Redeemable Warrants	AVHIW	N/A*

* On September 6, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) filed a Form 25 with the Securities and Exchange Commission and the securities of Achari Ventures Holdings Corp. I were delisted from the Nasdaq exchange ten days thereafter.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Vaso Termination Notice

On September 17, 2024, Achari Ventures Holdings Corp. I (the “Company” or “Achari”) received a purported notice of termination (the “Termination Notice”) from Vaso Corporation, a Delaware corporation (“Vaso”) with respect to the proposed business combination (the “Business Combination”) and related Business Combination Agreement, dated as of December 6, 2023 (the “Business Combination Agreement”), entered into by and among Achari, Achari Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Achari, and Vaso.

Monthly Extension Option

On September 18, 2024, the Company notified Continental Stock Transfer & Trust Company, the trustee (the “Trustee”) of the Company’s Trust Account (the “Trust Account”), that it was extending (an “Extension”) the time available to the Company to consummate its initial business combination, from September 19, 2024 to October 19, 2024 (the “Third Extension”), pursuant to and in accordance with the terms of the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Fourth Amended and Restated Investment Management Trust Agreement (the “Trust Agreement”).

Following the payment of approximately $3,447,470 to stockholders holding 297,709 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which were redeemed and canceled in connection with the Company’s extraordinary general meeting held on September 10, 2024, at which such meeting the Business Combination had been approved by the requisite vote of Achari's stockholders, 11,301 shares of the Company’s Common Stock (such amount reflecting solely the shares of Common Stock which were included in the units sold in the Company’s initial public offering (the “Public Shares”)) remained outstanding. Pursuant to the terms of the Company’s Certificate of Incorporation and Trust Agreement, on September 18, 2024, with respect to the exercise of the Third Extension, the Company deposited $452.02 into the Company’s Trust Account in connection with the exercise of the Third Extension. Such deposit with respect to the Third Extension was made using funds held outside of the Company’s Trust Account and available to the Company to fund working capital requirements.

Redemption and Liquidation

As a result of the purported Termination Notice issued by Vaso to the Company, although the Company and other interested parties continue to explore all legal options with respect to Vaso's purported termination of the Business Combination Agreement, the Company does not expect at this time, and specifically as a result of Vaso's issuance of such purported Termination Notice, that the Company will be able to complete the Business Combination, in a timely manner, or at all, and the Company also does not intend to seek to consummate a business combination with another target at this time. In light of the foregoing, the Board of Directors of the Company authorized the liquidation of the Trust Account in connection with the winding up of the Company’s operations (the “Trust Account Liquidation”).

On November 1, 2024, the Company was notified that the redemption payment to the holders of the Public Shares in connection with the Trust Account Liquidation was completed at a per-share redemption price of approximately $11.12 (reflecting the Trust Account’s gross balance of $174,372.56 as of the date of redemption, less $48,728.83 which was removed from the Trust Account to pay taxes and dissolution expenses in accordance with the Trust Agreement and the Company's governing documents). All holders of the Company’s shares purchased in a private placement prior to the Company’s initial public offering (such shares, the “Founder Shares”) had previously agreed to waive their redemption rights with respect to such Founder Shares and, as a result, no distributions have or will be made to such holders with respect to such Founder Shares. Similarly, as a result of the dissolution of the Company, the Company's warrants shall also expire worthless and no distributions of any kind have or will be made to the holders of such warrants. Following the dissolution of the Company, the Founder Shares shall be deemed cancelled and the warrants will expire worthless.

On or around November 4, 2024, the Company expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHARI VENTURES HOLDINGS CORP. I
Dated: November 4, 2024

	By:	/s/ Vikas Desai
	Name:	Vikas Desai
	Title:	Chief Executive Officer